UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 Engelhard Drive, Suite B
Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 par value	OPTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

Ocean Power Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K on May 4, 2020 (the “Original Form 8-K”) to announce that the Company was informed that it would receive approximately $890,000 in support from the U.S. federal government under the Paycheck Protection Program (the “PPP Loan”) established as part of the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act through the Small Business Association.

This Amendment No. 1 on Form 8-K/A is being filed for the purpose of updating the disclosures of the Company regarding the PPP Loan and the finalization of the documentation relating thereto. This Amendment does not change any other information or any disclosures contained in the Original Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2020, the Company received approximately $890,000 from the PPP Loan. The PPP Loan is unsecured and is evidenced by a note in favor of Santander Bank, N.A. (“Santander”) as the lender (the “Note”), and is governed by a Loan Agreement with Santander (the “Loan Agreement”).

The interest rate on the Note is 1.0% per annum. Payments of principal and interest are deferred for 180 days from the date of the Note. The Paycheck Protection Program provides a mechanism for forgiveness of up to the full amount borrowed as long as the Company uses the loan proceeds during the eight-week period after the loan origination for eligible purposes, including U.S. payroll costs, certain benefits costs, rent and utilities costs, and maintains its employment and compensation levels, subject to certain other requirements and limitations. The amount of loan forgiveness is subject to reduction, among other reasons, if the Company terminates employees or reduces salaries or wages during the eight-week period. Any unforgiven portion of the PPP Loan is payable over a two-year term, with payments deferred during the deferral period. The Company is permitted to prepay the Note at any time without payment of any premium. The Note contains customary events of default, including, among others, those relating to failure to make a payment, bankruptcy, material defaults on other indebtedness, breaches of representations, and material adverse changes.

The description above is only a summary of the material provisions of the PPP Loan, the Note and the Loan Agreement and is qualified in its entirety by reference to copies of the Note and the Loan Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	U.S. Small Business Administration Note dated May 3, 2020 of Ocean Power Technologies, Inc. in favor of Santander Bank, N.A. as the Lender

10.2	Loan Agreement dated May 3, 2020 between Santander Bank, N.A. and Ocean Power Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020

OCEAN POWER TECHNOLOGIES, INC.

/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer